Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

QNB Corp.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-164103 and on Form S-8 Nos. 333-175788, 333-91201, 333-125998, and 333-135408 of QNB Corp. of our report dated March 31, 2014, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ ParenteBeard LLC

ParenteBeard LLC

Reading, Pennsylvania

March 31, 2014